EX-99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
The Salomon Brothers Fund Inc:

We consent to the use of our report, incorporated herein by reference, dated February 22, 2006, for The Salomon Brothers Fund Inc, as of December 31, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

New York, New York
June 29, 2006